EXHIBIT 10.30

LEASE SCHEDULE NO. 011

Associated Bank

  Leasing Division

This Lease Schedule No. 011 ("Lease Schedule") is an attachment to Master Lease Agreement No. 2170 dated 10/17/13 by and between the undersigned (The Master Lease is defined as the "Lease;" the Master Lease Agreement, together with the Lease Schedule and any other lease schedule by and between the undersigned is referred to as the "Lease"). All capitalized terms used in this Lease Schedule shall have the meaning set forth in the Lease.

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LESSOR: Associated Bank, National Association, a federally charted banking association 2870 Holmgren Way, PO Box 11361 Green Bay, WI 54307	LESSEE: SigmaTron International, Inc. 2201 Landmeier Road Elk Grove Village, IL 60007

Equipment Leased: See Attached Exhibit A

Initial Lease Term	Advance Rentals		Rental Payment Due Date
60 Months	1 Advance Rentals	$11,487.30 .	The 10th day of each month
60 Payments	Down Payment	$0.00 .
	Taxes 0.0000%	$0.00 .
Rental Payment	Documentation Fee	$500.00 .	End-of-Lease Options
$11,487.30 per month,	Lease Deposit	$0.00 .	$1.00 Buyout
plus applicable taxes	Amount Due	$11,987.30 .

ADDITIONAL PROVISIONS:

LEASE DEPOSIT. The Lease Deposit referenced above may be returned to Lessee at the end of the Term of this Lease so long as no Event of Default has occurred under the terms of the Lease. ln the case of an Event of Default under the Lease, the Lease Deposit may be applied by Lessor to satisfy any outstanding monetary obligation of Lessee to Lessor under this Lease or under any other agreement between Lessor and Lessee. The Lease Deposit shall be held by Lessor and shall not accrue interest.

ADDITIONAL FINANCIAL STATEMENT MONITORING REQUIREMENTS:

Lessee shall provide to Lessor the following documents, in a form acceptable to Lessor:

1.

Interim Statements. As soon as available, but in no event later than 50 days after the end of each fiscal quarter, SigmaTron International Inc. balance sheet and profit and loss statement for the period ended, including all schedule10-Q's, prepared by Lessee satisfactory to Lessor.

2.

Annual Statement. As soon as available, but in no event later than 120 days after the end of each fiscal year, SigmaTron International, Inc. balance sheet and income statement for the year ended, Including, all schedule 10-K's, audited by certified public accountant satisfactory to Lessor.

Lessor hereby agrees to lease to the Lessee named below, and Lessee hereby agrees to lease and rent from Lessor the Equipment listed above or on any exhibit attached hereto, for the term and at the rental payments specified, all subject to the terms and conditions set forth in such Lease. Lessee further agrees that, at the option of Lessor, this Schedule shall be a separately enforceable Lease, the terms and conditions of which shall be those set forth in the Equipment Lease. The residual value of the Equipment subject to the lease is $0.00.

Accepted By:		Accepted By:
	Associated Bank, National Association		SigmaTron International, Inc.
	“LESSOR”		“LESSEE”

By:	/s/ Jody Tilkens	By:	/s/ Linda K. Frauendorfer
	(Signature)		(Signature)
Name:	Jody Tilkens	Name:	Linda K. Frauendorfer

Title:	Assistant Vice President	Title:	Chief Financial Officer

Date:	05/08/17	Date:	04/25/17